                                                                   EXHIBIT 10.13


                               SANMINA CANADA ULC
                                 AGREEMENT FOR
                       ELECTRONIC MANUFACTURING SERVICES


THIS AGREEMENT made as of this 3rd day of September, 1999 between SANMINA CANADA ULC, having offices at Calgary, Alberta, Canada ("Sanmina") and NOVATEL WIRELESS INC., having offices at Suite 110, 9360 Towne Center Drive, San Diego, California, U.S.A. 92121 ("Customer").

FOR AND IN CONSIDERATION of the mutual covenants of the parties hereto, the parties hereby agree as follows:

                                    ARTICLE 1
                                      TERM

1.1 This Agreement shall be in effect for a term of twenty-four (24) months, commencing upon the date of this Agreement (the "Term"). Unless the parties agree in writing to extend such Term for an additional period prior to the termination of the Term, this Agreement shall terminate upon the expiry of the said Term.

                                    ARTICLE 2
                                SCOPE OF SERVICES

2.1 Customer hereby retains Sanmina and Sanmina hereby agrees to provide to Customer during the Term manufacturing and delivery services in respect of electronic products or assemblies, as more particularly identified in Exhibit "A" hereto (collectively, the "Products"). Sanmina and Customer shall mutually agree in writing upon the delivery schedule(s) applicable to the Products.

2.2 Sanmina shall purchase all components necessary for the manufacture by it of the Products in accordance with a vendor list approved by Sanmina and Customer (the "AVL"), which approval shall occur as of or as soon as practicable following the date of execution hereof. In the event Sanmina cannot purchase a component from a vendor on the AVL for any reason, Sanmina may purchase such components from an alternate vendor, subject to the prior written consent of Customer, which consent shall not be unduly withheld or delayed.

                                    ARTICLE 3
                        PLANNING AND PROCUREMENT PROCESS

3.1 Upon the date of execution of this Agreement and thereafter on the first business day of each month of the Term, except for the last three (3) months of the Term, Customer shall provide Sanmina with firm purchase orders covering a minimum period of three (3) months (each, a "Purchase Order").

3.2 Upon the dates on which Customer provides Sanmina with the Purchase Orders pursuant to Section 3.1, Customer also shall deliver to Sanmina a forecast (each, a "Forecast") covering the nine (9) month period immediately following the applicable three (3)month Purchase Order



                                      -1-

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

period. It is understood that each Forecast is delivered by Customer to Sanmina for information purposes only and cannot be relied upon by Sanmina, save and except in respect of Sanmina's procurement activities in order to fulfill its obligations herein and, in such respect, Customer's liability in respect of each Forecast is limited in accordance with Article 4 below.

3.3 Upon the basis of the Purchase Orders and Forecasts referred to in Sections
3.1 and 3.2, Sanmina shall develop and deliver to Customer a master production schedule ("MPS") for a *** period as follows:

         (a) the MPS will define the master plan upon which Sanmina will base its procurement activities, internal capacity projections and commitments to Customer hereunder;

         (b)      Sanmina will use the Purchase Orders referred to in Section
                  3.1 to generate the *** of the MPS; and

         (c) Sanmina will use the Forecasts referred to in Section 3.2 to generate the following *** of the MPS.

It is understood and agreed that the MPS shall be generated by Sanmina for information purposes only and that neither party shall rely upon the MPS, save and except in respect of Sanmina's procurement activities in order to fulfill its obligations herein and, in such respect, Sanmina's liability in respect of each MPS shall be limited in accordance with Article 4 below.

3.4 Sanmina will develop the MPS through industry-standard MRP software that will convert the MPS reflecting Customer's Purchase Orders and Forecasts into requirements for the components to develop the necessary Products. In so developing the MPS, Sanmina will allow for the following times required to develop the Products:

         (a)      In-Circuit Testing/Functional Testing - ***;

         (b)      Assembly- ***;

         (c)      Kitting - ***;

         (d)      Material Handling- ***; and

         (e) Sanmina shall plan and schedule for materials to be at its facilities *** business days before the Products are due to be delivered to Customer in the event no testing is required, and *** business days before the Products are due to Customer in the event testing is required.

3.5 Sanmina will place orders to suppliers of materials and components within a reasonable period prior to the anticipated date that the same are needed and in accordance with the provisions of Section 3.4. The actual date of placement by it of an order by Sanmina will depend upon the lead time that Sanmina reasonably determines to be necessary from time to time.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.6 Through its "MRP System", Sanmina will issue an instruction ("MRP Signal") to its procurement department to purchase or procure a component approximately seven (7) days before it places an order with materials suppliers in accordance with Section 3.5.

3.7 When Sanmina places an order with materials suppliers pursuant to Section 3.5, it will order components in various quantities (defined in periods-worth-of-supply) as defined by the "ABC Classification" for each component (the "Classification"). The Classification, together with the expected distribution or characteristics of various classes of components, and the applicable periods-worth-of-supply ("Periods-of-Supply") that will be bought for each class of component is shown on the table below:

             ABC Classifications, Descriptions and Periods-of-Supply

----------------------------------------------------------------------------------------------------------------------
                             Expected Percentage        Expected Percentage of Total     Periods Worth of Supply to be
       Part Class            of Total Components        Value (of Gross Requirements)        Bought with Each Order
----------------------------------------------------------------------------------------------------------------------
           A                         ***                             ***                              ***
----------------------------------------------------------------------------------------------------------------------
           B                         ***                             ***                              ***
----------------------------------------------------------------------------------------------------------------------
           C                         ***                             ***                              ***
----------------------------------------------------------------------------------------------------------------------


3.8 In addition to ordering components for various Periods-of-Supply, Sanmina will order components according to various minimum-buy quantities, tape and reel quantities, and multiples of packaging quantities.

3.9 The costs of the components Sanmina purchases or orders in order to fulfill each Purchase Order and the related Forecast as set forth in Article 4 and any associated expenses related to such purchasing, ordering, manufacturing (labor and overhead), shipping, storing and eliminating by Sanmina of any such components, plus a cost-of-money mark-up equal to *** to be applied for the duration of Sanmina ownership of the materials, in favor of Sanmina, shall constitute the aggregate consideration payable by Customer to Sanmina in respect of the services rendered by Sanmina pursuant hereto ("Total Liability").

3.10 Notwithstanding any provision hereof including, without limitation, Section 3.9, Customer shall be liable for any and all taxes, customs duties, withholding, assessments or levies arising from time to time or at any time in respect of the services provided by Sanmina to Customer pursuant to and in respect of the transfer, sale, delivery and use of the Products, save and except that Sanmina shall be responsible for any and all taxes arising on or measured by its net income or gain.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                    ARTICLE 4
                           LIABILITIES FOR COMPONENTS

4.1 In the event of cancellation or decrease in a Purchase Order pursuant to
Section 5.2, Customer's liability for costs of components that Sanmina has procured pursuant hereto, up to the limit of Customer's forecast, is as follows:

         (a) for costs of components that Sanmina has ordered pursuant hereto and cannot cancel prior to receipt (including components that may not be cancellable by virtue of having insufficient time between the MRP Signal to cancel and the expected or real receipt date by Sanmina);

         (b) for Sanmina's costs of components that Sanmina has ordered pursuant hereto and cannot return to the suppliers where the value of the parts exceeds USD. *** in total, and where Sanmina has made reasonable efforts to return the components; and

         (c) for Sanmina's costs of components that are in aggregate worth less than USD. *** in total and where Sanmina is not required to attempt to return same to the suppliers.

4.2 In the event Sanmina is able to return components by paying re-stocking fees or other fees, ***.

4.3 With Customer's prior written consent (not to be unreasonably withheld or delayed), Sanmina shall purchase tools that it may require in order to fulfill the Purchase Orders and Forecasts. The costs of same shall be borne by Customer. Title in and to all such tooling purchased by Sanmina shall vest in Customer, and Sanmina shall deliver to Customer possession of such tooling in the same condition as when received by Sanmina (ordinary wear and tear excepted) upon the earlier of the completion of the relevant Purchase Order or the termination of this Agreement.

4.4 Customer's liability for the costs of components referred to in this Article 4 will be at the ***.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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
                                    ARTICLE 5
                                  RESCHEDULING

5.1 Customer at any time may reschedule the delivery dates of any of the Products, subject to the following:


       WRITTEN NOTICE BY CUSTOMER                 PERCENTAGE OF ORIGINAL QUANTITY
      TO SANMINA PRIOR TO ORIGINAL              OF PRODUCTS THAT CAN BE RESCHEDULED
             DELIVERY DATE                                  FOR DELIVERY
      ---------------------------               -----------------------------------
                 ***                                            ***
                 ***                                            ***
                 ***                                            ***
                 ***                                            ***


As an example, if Customer notifies Sanmina in writing between thirty-one (31) and sixty (60) days prior to the scheduled delivery date of the Products, a maximum of *** of the total amount of the Products to be delivered on such date may be rescheduled for delivery by Sanmina.

5.2 In the event Customer shall require decreased quantities of Products from those originally scheduled for delivery at a specific date, Sanmina and Customer, each acting reasonably and in good faith, shall agree upon a rescheduled delivery date for the decreased quantities of Products within forth-five (45) days of the original delivery date.

5.3 In the event Customer shall require an increase of quantities of Products from those originally scheduled for delivery at a specific date, then Customer shall notify Sanmina in writing at least thirty (30) days prior to the original scheduled delivery date and Sanmina, on a reasonable commercial efforts basis, will attempt to accommodate such increase.

5.4 If the Customer changes the delivery dates of any Product by a period exceeding ninety (90) days in the aggregate, and if such change results in additional expenses to Sanmina to store such Products or to acquire additional components, such additional expenses shall be borne by Customer.

                                    ARTICLE 6
                                    REVISIONS

6.1 In the event Customer requests an engineering change to a Product, which change shall be requested within a reasonable period prior to scheduled delivery, Sanmina shall notify Customer of any impact on the costs and/or scheduled delivery of such Products within five (5) business days of the receipt of Customer's request. Unless Customer consents to such revisions of costs and/or delivery by notice in writing within two (2) business days of receipt of Sanmina's notification, the requested engineering change shall be deemed cancelled. Any increases in the costs of Products resulting from any such engineering change order ("ECO") shall be borne by



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer. Any decreases in the costs of Products resulting from any such engineering change order shall result in a commensurate price reduction by Sanmina. The costs of components made obsolete or components purchased by Sanmina in excess as a result of any such ECO shall be borne by Customer. A USD. *** administrative fee per ECO also shall be borne by *** to partially cover
***.

                                    ARTICLE 7
                                  CANCELLATIONS

7.1 Customer may cancel any Purchase Order by notifying Sanmina in writing at least ninety (90) days prior to the scheduled delivery date. Within thirty (30) days of such cancellation, Sanmina shall provide Customer with a written calculation of Customer's total costs related to such cancelled order. Customer shall pay such costs to Sanmina within thirty (30) days of the receipt of such calculation. Upon receipt of payment for same, Sanmina shall deliver to Customer, at Customer's expense, any components purchased but unused as a result of such cancellation or shall scrap such components, at the direction of the Customer as specified in the cancellation notice.

                                    ARTICLE 8
                                     PRICING

8.1 The prices for the Products manufactured and delivered by Sanmina pursuant hereto are set forth in Exhibit "A" hereto and shall remain fixed for the Term, with the following exceptions:

         (a) in respect of an ECO, the provisions of Section 6.1 shall apply;

         (b)      in respect of any rescheduling of delivery, the terms of
                  Article 5 shall apply; and

         (c) material variations on the market prices of components shall be applied to all Products' prices.

8.2 Quarterly Cost Reviews

Sanmina and Customer shall meet quarterly, starting three (3) months after the date of this Agreement, to review the materials and process costs of the Products. Where differences greater than 0.5 percent of the Product price shown in Exhibit A are achievable, Sanmina and Customer agree to adjust the price effective on the date that the changes are (or will be) implemented.

                                    ARTICLE 9
                                    DELIVERY

9.1

         (a) Sanmina will deliver products on time, defined as shipment according to the delivery dates Sanmina commits; or if Sanmina has not made a specific commitment, to the date(s) identified on the Purchase Order within a window of five (5) business days early and two (2) business days late.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         (b) Delivery of all Products by Sanmina to Customer shall be F.O.B. Sanmina's plant located at the address specified in Exhibit "A" ("Delivery Point"), at which location risk of loss and title to the Products shall be transferred by Sanmina to Customer. Products held or stored by Sanmina at the Delivery Point or any other location after the scheduled or rescheduled delivery date of such Product, shall be held or stored at the sole risk and expense of Customer.

         (c) Unless otherwise specified by Customer, Sanmina shall transport the Products to Customer by such mode or modes of transportation as Sanmina reasonably determines, to Customer's address or an address specified in writing by Customer. All packaging, freight, insurance and other shipping expenses from the Delivery Point shall be borne by Customer. When special packaging is requested or, in the reasonable opinion of Sanmina, is required, the additional costs related to such special packaging shall also be borne by Customer.

                                   ARTICLE 10
                              PAYMENT AND INVOICING

10.1 Payment terms will be net thirty (30) days from each invoice date. Sanmina will provide Customer with a credit limit to be determined by Sanmina, acting reasonably, on or by the date of execution hereof. In the event Customer exceeds such credit limit or amounts remain due and owing on any invoices for more than sixty (60) days, Sanmina may stop shipments of Products to Customer until Customer makes full payment upon such invoices. Sanmina further may reduce the credit limit upon written notice to the Customer. Any and all overdue payments over thirty (30) days shall bear interest at the rate of *** until paid in full.

                                   ARTICLE 11
                                    WARRANTY

11.1 Sanmina expressly warrants that each Product (excluding components purchased from third-party vendors ("Vendor Components")) shall be free from any defects in workmanship for a period of one (1) year from the date of manufacture of such Product by Sanmina. Warranties on any Vendor Components are limited to the warranties provided by the component manufacturers or Vendors. Sanmina will use reasonable commercial efforts to make all warranties of its parts suppliers assignable to the Customer. Sanmina shall pass on any unexpired assignable warranties for any such Vendor Components to Customer until the expiration of such warranties or up to a maximum of one (1) year from the date of manufacture of the Product by Sanmina, whichever period is lesser. As Customer's sole remedy under this Section 11.1 warranty, Sanmina will, at no charge, rework, repair and retest any Product returned to Sanmina and found to contain such defects in workmanship caused by Sanmina. Warranty coverage does not include failures due to Customer design errors, improper or defective parts or materials used by Customer, Customer-requested changes to the parts or materials, damages caused by Customer's misuse, unauthorized repair or negligence. Sanmina does not assume any liability for expendable items such as lamps and fuses. Sanmina reserves the right to inspect the Products and verify that they are defective and, in the event Sanmina, acting reasonably, determines they are not so defective, costs of any inspection, testing or transportation of Products to and from Sanmina's facilities shall be borne by Customer. Sanmina's total liability under this


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 11 shall be limited to the price of the Product supplied under this Agreement, as given in Exhibit A and amendments thereto.

         The warranty afforded under this Article 11 also is limited to items, parts and defects that are within the capability of existing test equipment and Sanmina's programs and processes.

         The performance of any repair or replacement by Sanmina does not extend the warranty period for any Products beyond the period applicable to the Product as originally delivered pursuant hereto.

         EXCEPT FOR THE ABOVE EXPRESS WARRANTIES CONTAINED IN ARTICLE 11 AND
ARTICLE 13, SANMINA EXPRESSLY DISCLAIMS AND MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND WHATSOEVER WITH RESPECT TO THE CONDITION OF THE PRODUCTS OR ANY PARTS OR COMPONENTS THEREOF, EITHER EXPRESS OR IMPLIED, ARISING BY LAW, IN CONTRACT, TORT, EQUITY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY OBLIGATION OR LIABILITY OF SANMINA WITH RESPECT TO ANY WARRANTY AS TO FITNESS FOR USE, CONDITION, SERVICEABILITY, SUITABILITY, VALUE, DESIGN, OPERATION OR MERCHANTABILITY, AS THE CASE MAY BE, ANY IMPLIED WARRANTY ARISING BY STATUTE OR COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

                                   ARTICLE 12
                                GENERAL INDEMNITY

12.1 Customer hereby indemnifies and saves harmless Sanmina, its parent and affiliate corporations and their respective directors, officers, employees, agents and servants from and against any and all actions, claims, losses, costs, liabilities or expenses (including court costs and the fees and costs of attorneys and other professionals) ("Claims") to the extent arising out of, or in connection with, in whole or in part, (A) infringements of any patents, trademarks, copyrights or other intellectual property by Customer, or (B) any negligence or willful misconduct in respect of the Products by Customer, its employees, agents and subcontractors, including but not limited to any such act or omission that contributes to: (i) any bodily injury, sickness, disease or death; (ii) any injury or destruction to tangible or intangible property of the injured party or any loss of use resulting therefrom; or (iii) any violation of any statute, ordinance or regulation.

12.2 Sanmina hereby indemnifies and saves harmless Customer, its parent and affiliate corporations and their respective directors, officers, employees, agents and servants from and against any and all actions, claims, losses, costs, liabilities or expenses (including court costs and the fees and costs of attorneys and other professionals) ("Claims") to the extent arising out of, or in connection with, in whole or in part, (A) infringements of any patents, trademarks, copyrights or other intellectual property of Sanmina, or (B) any negligence or willful misconduct in the manufacture of the Products by Sanmina, its employees, agents and subcontractors, including but not limited to any such act or omission that is the sole cause of: (i) bodily injury, sickness, disease or death; (ii) any injury or destruction to tangible or intangible property of the injured party or any loss of use resulting therefrom; or (iii) any violation of any statute, ordinance or regulation.

                                   ARTICLE 13
                        QUALITY, INSPECTION AND REPORTING

13.1 Customer has the right at all reasonable times, upon reasonable advance written notice, to visit Sanmina's facilities and the Delivery Location to inspect the work being performed on the Products pursuant hereto, provided such inspection shall not unduly affect Sanmina's operations and provided Customer and its representatives shall be on Sanmina's facilities and the Delivery Location at Customer's sole risk. Inspection of the work by Customer shall not relieve Sanmina of any of its obligations under the Agreement or the Purchase Orders. Sanmina shall provide Customer with all mutually agreed upon quality reports at agreed upon intervals. Sanmina reserves the right to restrict Customer's access to its facilities or any area to protect confidential information of Sanmina or its other customers or third parties.

13.2 If Customer requests inspection of the Products prior to the delivery of such Products as a condition of acceptance of such Products, Customer shall inspect the Products within forty-eight (48) hours of transmission of written notice by facsimile from Sanmina informing Customer that the Products are ready to be shipped. If Customer does not inspect the Products within such forty-eight
(48) hour period, Customer shall be deemed to have waived its rights to inspect the Products as a condition of acceptance of such Products.

13.3 Customer and Sanmina, at Customer's cost, will implement a joint quality improvement program that will develop and implement continuous quality improvement processes with respect to the Products.

13.4 Sanmina shall manufacture the Customer's products in accordance to an industry workmanship standard, agreed to by both parties. Unless otherwise specified by the Customer, Sanmina will manufacture the Customer's products as per ANSI/IPC-A-610, Revision B "Acceptability Of Electronic Assemblies", Class 2 "Dedicated Service Electronic Products".

13.5 If product manufactured by Sanmina is tested using equipment and fixtures supplied by the Customer, the Customer is responsible to ensure that the equipment and fixtures have been calibrated and maintained at a regular interval as recommended by the manufacturer, and that the equipment and fixtures are in proper operating condition. Calibration of equipment is to be performed by qualified, licensed individuals.

13.6 Sanmina is responsible for assuring that Products are delivered to Customer only after Products successfully complete the specified inspection and test processes. If the product is being tested using equipment, fixtures, and/or software provided by the Customer, Sanmina is not responsible for product functionality beyond that assured by the Customer provided test processes. Product testing is to be performed in accordance to product specifications and test procedures, agreed to by both parties.

13.7 Sanmina is not responsible for workmanship quality if a subassembly of the finished product is being manufactured by another EMS supplier that does not conform to the workmanship standard specified in Section 13.4.

                                   ARTICLE 14
                                   TERMINATION

14.1 If either party fails to meet one or more of the terms and conditions as stated in this Agreement or addenda, Sanmina and Customer agree to negotiate in good faith to resolve such default. If the defaulting party fails to cure such default or submit an acceptable written plan to resolve such default within thirty (30) days following notice of default, the nondefaulting party shall have the right to terminate this Agreement by furnishing the defaulting party within thirty (30) days written notice of termination.

This Agreement shall immediately terminate should either party; (i) become insolvent; (ii) enter into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction;
(iii) enter into a receivership of any of its assets or; (iv) enter into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

14.2 Upon any such early termination caused by the Customer, Sanmina shall provide Customer with an invoice of the Customer's Total Liabilities as of the effective date of termination. In addition, the Customer shall be liable for all work-in-progress and any outstanding charges in respect of the Products, and shall receive all related stock, work-in-progress, and finished Products. Upon termination, Customer shall pay all invoiced charges net thirty (30) days. Upon any such early termination caused by Sanmina, Customer shall have the right to receive all related stock, work-in-progress, and finished Products at prices given in Exhibit A and amendments thereto, but Customer's liability shall be limited to paying for finished Products it receives, at prices given in Exhibit A and amendments thereto.

                                   ARTICLE 15
                                 CONFIDENTIALITY

Sanmina and Customer recognize that, for the term of this Agreement, it will be necessary to disclose to each other certain confidential information, and that each has a responsibility to protect such confidential information.

"Confidential Information" shall mean the confidential and proprietary information related to the design, manufacture, application, know-how, experimentation, research and development, components, hardware and software, contents, workings, data, installation and implementation of the systems or products of Customer and the business, manufacturing, inspection, and test processes of Sanmina. It is understood that Confidential Information shall not include:

(a) information which was in the public domain at the time of the disclosure, or

(b) information which, though originally Confidential Information, subsequently becomes part of the public knowledge or literature through no fault of the receiving party, as of the date of its becoming part of the public knowledge or literature, or

(c) information independently developed by employees or agents of the receiving party who the receiving party can show had no access to Confidential Information received under this Agreement, or

(d) is rightfully received from a third party without restriction on disclosure and without breach of this Agreement, or

(e) is disclosed pursuant to a requirement of a governmental agency or the disclosure of which is required by law, or

(f) is approved for release by written authorization of the disclosure party.

Sanmina and Customer mutually agree to hold each other's Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties, nor use any Confidential Information for other than the purposes of carrying out their obligations under this Agreement. Sanmina and Customer may disclose each other's Confidential Information to their respective employees, but only to the extent necessary to carry out the purposes for which the Confidential Information was disclosed, and Sanmina and Customer agree to instruct all such employees to not disclose such Confidential Information to third parties without the prior written permission of the parties disclosing such Confidential Information.

Sanmina and Customer acknowledge that all Confidential Information shall be owned solely by the disclosing party and that the unauthorized disclosure or use of such Confidential Information could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, Sanmina and Customer agree that the disclosing party shall have the right to seek an immediate injunction enjoining any breach of this Article.

Upon the written request of either party, the other party shall return to the disclosing party proof of destruction, or provide all data, plans, drawings, maskworks, computer files, or tangible items representing the other party's Confidential information and all copies thereof.

Sanmina and Customer recognize and agree that nothing in this Agreement shall be construed as granting any rights, license or otherwise, to any Confidential Information disclosed pursuant to this Agreement.

                                   ARTICLE 16
                                 NON-COMPETITION

During the Term of this Agreement, and in perpetuity thereafter, Sanmina shall not have the right to manufacture, anywhere in the world, products based on Customer designs exclusively owned by the Customer and/or other Customer intellectual property, other than the manufacture of products pursuant to this Agreement or based on Customer designs and/or other Customer intellectual property in respect of which title to or the right to use has been legally acquired by Sanmina or by a third party which engages Sanmina for the purposes of manufacturing the products.

                                   ARTICLE 17
                                TIMELY DISCLOSURE

Sanmina agrees to promptly inform Customer if it becomes aware of any material threat to the uninterrupted production and delivery of the Products that may develop from time to time from any cause whatsoever, regardless of whether the cause is attributable to events internal or external to Sanmina.

                                   ARTICLE 18
                                  MISCELLANEOUS

18.1 Governing Law. This Agreement will be governed by and interpreted under the laws of the Province of Alberta and the federal laws of Canada applicable thereto.

18.2 Jurisdiction. For any dispute arising out of this Agreement, the parties consent and attorn to the non-exclusive jurisdiction of the courts of Alberta.

18.3 Entire Agreement; Enforcement of Rights. This Agreement, including Exhibit A Pricing, Exhibit B Costed Bill of Materials, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions and arrangements between them. No modification of or amendment of this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and duly executed by the parties. The failure by either party to enforce any rights thereunder will not be construed as a waiver of any rights of such party.

18.4 Assignment. Neither party shall assign its rights and obligations herein. The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors.

18.5 Notices. Any required notices thereunder will be given in writing to the addresses set forth below, or at such other address as either party may substitute by written notice to the other in the manner contemplated herein, and will be deemed to be received when hand-delivered or delivered by facsimile:

If to Sanmina:

Sanmina Canada ULC
6751 - 9th Street, N.E.
Calgary, Alberta
Canada T2E 8R9.

If to Customer:

Novatel Wireless .Inc.                 or     Novatel Wireless Technologies Ltd.
Suite 110, 9360 Towne Center Drive            Ste. 200, 6715 - 8th Street, N.E.
San Diego, CA                                 Calgary, Alberta
U.S.A.  92121                                 Canada T2E 7H7

18.6 Force Majeure. Neither party will be liable for any delay or failure in performance thereunder if such delay or failure is caused by an event beyond such party's reasonable control including, without limitation, acts or failures to act of the other party, strikes or labour disputes, component shortages, unavailability of transportation, floods, fires, governmental requirements and acts of God (each, a "Force Majeure Event"). In the event of a threatened or actual non-performance as a result of the above causes, the non-performing party will exercise commercially reasonable efforts to avoid and cure such non-performance. Lack of funds shall not constitute a Force Majeure Event. Should a Force Majeure Event prevent a party's performance thereunder for a period in excess of ninety (90) days, then the other party may elect to terminate this Agreement by written notice.

18.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.




                                       SANMINA CANADA ULC



                                        by: /s/
                                           -------------------------------------
                                        its:
                                            ------------------------------------

                                        NOVATEL WIRELESS INC.


                                        by: /s/
                                           -------------------------------------
                                        its:
                                            ------------------------------------

                                    EXHIBIT A

DELIVERY POINT:

         Sanmina Canada ULC
         6751 - 9th Street N.E.
         Calgary, Alberta
         Canada T2E 8R9


PRODUCT PRICING:

                                                                       SELLING PRICE
PART NUMBER     DESCRIPTION                            REVISION        ($USD.)
-----------     -----------                            --------        -------------
01016446        CDPD MODEM MODULE NRM-6812SM ASSY      11              ***
                                                       ***:            ***

01016476        CDPD MODEM MODULE NRM-6812SM-M         5               ***
                                                       ***:            ***
649496001551    CDPD MODEM ASSEMBLY EXPEDITE           TBD             ***
                                                       Material        ***


THE SELLING PRICE WILL BE REDUCED AS FOLLOWS WHEN THE CUSTOMER AND SANMINA IMPLEMENT ALL OF THE FOLLOWING COST REDUCTION PROGRAMS FOR 649496001551:

(a)      ***

(b)      ***

(c)      ***

(d)      ***

(e)      ***

(f)      ***


When all above opportunities are completed the price is: ***



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                           SELLING PRICE
PART NUMBER     DESCRIPTION              REVISION                          ($USD.)
-----------     -----------              --------                          -------------
649496001506    MINSTREL III-P2H         1                                 ***
                                         Price based on material costs:    ***

649496001513    MINSTREL III-P1H         1                                 ***
                                         Price based on material costs:    ***


THE SELLING PRICE WILL BE REDUCED AS FOLLOWS WHEN THE CUSTOMER AND SANMINA IMPLEMENT ALL OF THE FOLLOWING COST REDUCTION PROGRAMS FOR 649496001506 AND 649496001513:

(a)      ***

(b)      ***

(c)      ***

(d)      ***

(e)      ***

                                                                      ***

When all above opportunities are completed with the cost reductions
for P/N 649496001551, the price is:                                   ***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.